EXHIBIT A

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the common units of Oaktree Gardens OLP, LLC (this “Agreement”), is being filed, and all amendments thereto will be filed by Oaktree Gardens SPV, L.P., as the designated filer, on behalf of each of the persons and entities named below that is named as a reporting person in such filing in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

OAKTREE GARDENS OLP SPV, L.P.

By: Oaktree OLPG GP, L.P.,
its General Partner

By: Oaktree OLPG GP LTD.,
its General Partner

By: Oaktree Capital Management, L.P.,
its Director

By:	/s/ Henry Orren
Name: Henry Orren
Title: Senior Vice President

OAKTREE OLPG GP, L.P.

By: Oaktree OLPG GP LTD.,
its General Partner

By: Oaktree Capital Management, L.P.,
its Director

By:	/s/ Henry Orren
Name: Henry Orren
Title: Senior Vice President

ATLAS OCM HOLDINGS, LLC

By:	/s/ Henry Orren
Name: Henry Orren
Title: Senior Vice President

BROOKFIELD ASSET MANAGEMENT ULC

By:	/s/ Kathy Sarpash
Name: Kathy Sarpash
Title: Managing Director – Legal & Regulatory

GIC PRIVATE LIMITED

By:	/s/ Diane Liang
Name: Diane Liang Weishan
Title: Senior Vice President

By:	/s/ Toh Tze Meng
Name: Toh Tze Meng
Title: Senior Vice President

EUTHALIA PTE LTD

By:	/s/ Betty Tay Hui Choo
Name: Betty Tay Hui Choo
Title: Authorized Signatory

GIC SPECIAL INVESTMENTS PTE LTD

By:	/s/ Jo-Ann Khor Huey Ming
Name: Jo-Ann Khor Huey Ming
Title: Authorized Signatory

CORAL BLUE INVESTMENTS PTE LTD

By:	/s/ Rahul Bhattacharjee
Name: Rahul Bhattacharjee
Title: Authorized Signatory